Exhibit 99.1

Dear Shareholders,

I hope this letter finds you well. I am writing to inform you that after careful consideration and a thorough analysis of our financial performance, the Board of Directors of Ames National Corporation (the “Company”) has decided to reduce the dividend payout for the upcoming quarter.

On August 14, 2024, the Company declared a cash dividend of $0.20 per common share. The dividend is payable November 15, 2024, to shareholders of record at the close of business on November 1, 2024. This is a reduction from the previous quarter’s dividend of $0.27 per share.

This decision to reduce the dividend is not made lightly. As many of you are aware, rising interest rates have had a significant impact on our earnings. We have experienced a rapid repricing of deposits, which has outpaced the repricing of our interest-earning assets. This mismatch has exerted pressure on our net interest margin, leading to lower-than-expected earnings. The net interest margin decline has slowed significantly since 2023 and has been relatively stable in 2024. However, due to market rate volatility, our customers' cash flow activities and competition for deposits, any forecasting of net interest margin in the near term remains challenging. The Company has $104 million of investments and $229 million of loans maturing between June 30, 2024, and June 30, 2025, which is expected to improve our net interest margin over the long-term.

Our priority remains providing improved shareholder returns and the long-term success of the Company. By adjusting our dividend payout, we are taking proactive steps to be financially prudent given the reduction in earnings. We understand that dividends are an important aspect of the return on your investment, and we are actively executing our strategic plan to improve shareholder returns.

We appreciate your understanding and continued support. Should you have any questions or require further information, please do not hesitate to reach out to me.

Thank you for your ongoing trust and confidence in Ames National Corporation.

Sincerely,

John P. Nelson
President and CEO

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future performance and asset quality.  Forward-looking statements contained in this News Release are not historical facts and are based on management’s current beliefs, assumptions, predictions and expectations of future events, including the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions, predictions and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to management and many of which are beyond management’s control.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  Accordingly, investors are cautioned not to place undue reliance on such forward-looking statements.   These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “forecasts”, “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases.  The risks and uncertainties that may affect the  Company’s future performance and asset quality include, but are not limited to, the following:  national, regional and local economic conditions and the impact they may have on the Company and its customers; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for credit losses as dictated by new market conditions or regulatory requirements; changes in local, national and international economic conditions, including rising inflation rates; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the headings “Forward-Looking Statements and Business Risks” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023.   Any forward-looking statements are qualified in their entirety by the foregoing risks and uncertainties and speak only as of the date on which such statements are made.   The Company undertakes no obligation to revise or update such forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.